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Exhibit 11.1

                                DEPARTMENT 56, INC.
           COMPUTATION OF NET INCOME AND INCOME BEFORE EXTRAORDINARY ITEM
                                     PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                Year           Year           Year
                                                                Ended          Ended          Ended
                                                              January 3,    December 28,   December 30,
                                                                1998           1996           1995
                                                                ----           ----           ----
BASIC:
Income Before Extraordinary Item                               $42,781        $45,944        $49,565
                                                               -------        -------        -------
                                                               -------        -------        -------

Net Income                                                     $42,781        $45,944        $48,253
                                                               -------        -------        -------
                                                               -------        -------        -------



Weighted average number of common shares outstanding            20,744         21,560         21,519

Income Before Extraordinary Item per
 Common Share                                                  $  2.06        $  2.13         $ 2.30
                                                               -------        -------        -------
                                                               -------        -------        -------

Net Income per Common Share                                    $  2.06        $  2.13         $ 2.24
                                                               -------        -------        -------
                                                               -------        -------        -------

ASSUMING DILUTION:

Income Before Extraordinary Item                               $42,781        $45,944        $49,565
                                                               -------        -------        -------
                                                               -------        -------        -------

Net Income                                                     $42,781        $45,944        $48,253
                                                               -------        -------        -------
                                                               -------        -------        -------

Weighted average number of common shares outstanding            20,744         21,560         21,519

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                                   152          199              228
                                                               -------        -------        -------

Weighted average number of common and
 common equivalent shares                                       20,896         21,759         21,747
                                                               -------        -------        -------
                                                               -------        -------        -------

Income Before Extraordinary Item per
 Common Share Assuming Dilution                                $  2.05        $  2.11        $  2.28
                                                               -------        -------        -------
                                                               -------        -------        -------

Net Income per Common Share Assuming Dilution                  $  2.05        $  2.11        $  2.22
                                                               -------        -------        -------
                                                               -------        -------        -------
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